SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                               January 22, 1996
           -----------------------------------------------------
                                Date of Report

                          Forestry International, Inc.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)

                                  Colorado
           ------------------------------------------------------
                 (State or other jurisdiction of incorporation)

           0-023310	                                   84-1116284
           ------------------------------------------------------
          (Commission File Number)				   	(IRS Employer ID Number)

          3573 East Sunrise Drive, Suite 225, Tucson, Arizona 85718
          ---------------------------------------------------------
         (Address of principal executive offices including zip code)

                                Not Applicable
          ---------------------------------------------------------
               (Former address, if changed since last report)



Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable

Item 3.  Bankruptcy or Receivership.

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable

Item 5.  Other Events.

     On December 16, 1996, Forestry International, Inc. (the "Company") entered into a share purchase agreement (the "Agreement") with Dixieland Forest Products, Inc., a Mississippi corporation, and Mr. Randy Pope ("Pope) a resident of Mississippi. The Agreement provided, inter alia, that as at December 16, 1996, the Company would acquire all of the business, operations and prospects of Dixieland Forest Products, Inc. (Dixieland).

     Under the terms of the Agreement, the purchase price to be paid for Dixieland by the Company is One Million Eight Hundred Thousand dollars ($1,850,000). The consideration given by Pope consists of the following, subject to adjustments as hereinafter described:

     (I) As of December 16, 1996, payment of the sum of Four Hundred Thousand dollars ($400,000) in cash; and;

    (II) On or prior to January 3, 1997, Two Hundred Fifty Thousand dollars ($250,000) through the delivery by the Company to Pope of 250,000 shares of the $0.0001 par value per share restricted stock of the Company (the "Purchase Shares").

   (III) An agreement whereby a third party would supply 400,000 shares of free trading common stock which is subject to the terms and conditions of a stock repurchase agreement between Pope and a non-affiliated third party. Such agreement provides as follows:

          (A) On or prior to January 16, 1997, Two Hundred Thousand dollars ($200,000) would be provided to Mr. Pope by way of the provision by a third party of a pledge to acquire two hundred thousand shares of the Company's common stock held by Mr. Pope at $1.00 per share, and;

          (B) On or prior to April 1, 1997, Two Hundred Fifty Thousand dollars ($250,000) would be provided by Mr. Pope by way of the provision by the third party of a pledge to acquire two hundred thousand shares of the Company's commons stock held by Mr. Pope at $1.25 per share. Mr. Pope has the option to sell the shares for $1.00 per share and receive 50,000 restricted common shares, or sell all of the shares for $1.25 per share and the Company would provide 50,000 restricted common shares to the non-affiliated third party, and;

          (C) As of December 16, 1996, Seven Hundred Fifty Thousand dollars by way of the provision of a promissory note (the "Note") and secured by a stock pledge agreement.

     The note provides for, inter alia, payment of the principal sum of $750,000 plus interest calculated thereon at the rate of seven percent (7%) per annum, calculated monthly and compounded into principal at a rate equal to one=twelfth (1/12th) the annual rate. All payments of principal and interest shall be made quarterly and ratably in forty
(40) equal installments, with the first such installment being due and payable on April 1, 1997, in the amount of $26,762.29, and each succeeding installment in a like amount shall be due and payable on the first day of each third month thereafter.

     The aforementioned stock pledge agreement (the "Stock Pledge Agreement") provides, inter alia, that until all required payments have been made under the Note, Pope, as the pledgee, shall have the exclusive right to exercise all voting rights connected to the shares of Dixieland which have been pledged by the Company pursuant to the Stock Pledge Agreement. Further, once all requaired payments have been made under the Note, the Company shall be entitled to receive andy dividends or other distributions payable in respect to the aforementioned Dixieland shares.

     The Agreement provides, inter alia, that on or prior to March 31, 1997, the Company shall obtain the full and complete release of Pope from his personal quarantees on the debt of Dixieland as are reflected in the disclosure schedule to be provided by Dixieland and to be attached to and form a part of the Agreement.

     Pope has, as a term of the Agreement, entered into an employment agreement (the "Employment Agreement") with the Company. The Employment Agreement is for a term of two years, commencing December 16, 1996 and may be extended by either Pope or the Company for further one year periods. Pope shall receive an annual gross base salary of $100,000. Pope shall further be entitled to an amount equal to 1% of the gross sales fo Dixieland subject toa minimum requirement of annual sales in excess of $8,000,000 and 10% of the pre-tax profits of Dixieland ("onus Payments") for disstribution to Pope and members of his management and operational "teams", as such are constituted by Pope and in such amounts and proportions as are determined by Pope. Bonus Payments shall be in addition to Pope's gross base salary and the normal and customary salaries of the teams and shall be awarded by the 105th day following the fiscal year end of the Company. The Bonus Payments shall be made 50% in cash and 50% in the restricted common stock of the Company, which stock shall be valued at 50% of the average closing bid price during the 30 days following the fiscal year end in which minimum sales requirements have been met or profits have been made.

     The Employment Agreement also provides that Pope shall receive an annual four week vacation, an automobile similar to his existing vehicle and health and medical coverage substantially identical to Pope's present coverage.

     Under the terms of the Employment Agreement, Pope is restricted from competing with Dixieland, either directly or indirectly, for a period of three years following the termination of the Employment
Agreement for any reason or cause whatsoever.

     Pursuant to the Agreement, during the period commencing December 16, 1996, through April 1, 1997, dixieland shall, at the request of Pope, distribute to Pope certain asssets free and clear (the "Excluded Assets") comprised of (i) all interest in real property and improvements to real property (other than interests in timberland held by Dixieland as inventory) owned or retained by Dixieland on December 16, 1996, (ii) all taxidermy work and art work, and (iii) cash, in the amunt in all accounts of Dixieland as of December 16, 1996.

     Pursuant to the Agreement, Pope has also agreed to lease various office premises to Dixieland, effective December 16, 1996 through December 15, 2001. Such leases shall provide for the lease of property utilized by Dixieland in the operation of its business, including three office buildings and a woodyard for a combined annual lease of $100,000 per year triple net.

     Forestry International, Inc. completed the acquisition of Dixieland and its subsidiaries on December 1, 1995 and file a Form 8-K for the acquisition on December 13, 1995. The Company was unable to arrange all required financing to complete that transaction and defaulted on the payment of the notes required in those agreements. This report is for the acquisition on December 16, 1996 of the same company as the December 13, 1995 report at a reduced purchased price. The previously reported purchase price was $2,500,000 as compared to the current purchase price of $1,850,000.

FINANCING OF THE ACQUISITION

     The financing of the acquisition was provided from various sources as follows:

     1) Four hundred thousand dollars cash was provided by a Regulation "S" transaction with a foreign individual for shares of commons stock priced at $.75 per share for a total of amount of 533,333 shares.
     2) Two hundred thousand dollars cash provided for the purchase of collateral shares on January 13, 1997 was provided by a Regulation "S" transaction with a foreign individual for shares of common stock priced at $1.00 per share for a total of 200,000 shares.
     3) Tow hundred fifty thousand dollars cash will be provided on April 1, 1997 for the purchase of the second collateral shares by a Regulation "S" transaction with a foreign individual for shares of common stock priced at $1.25 per share if Mr. Pope elects to sell the shares provided as collateral.
     4) Other requirements for collateral deposits and working capital were provided from the proceeds of a Regulation "S" transaction in the amount of $1,125,000 with a foreign institution for 1,500,000 shares of common stock priced at $.75 per share.
     5) An additional 620,000 shares were issued to individuals and institutions for commissions, consulting and services related to the provision of collateral shares, the completion of the funding and assistance with the negotiations. all of these shars were Regulation "S" shares except 50,000 which were restricted shares issued to an individual who is an affiliate of the Company.

         Not Applicable

Item 6.  Resignation of Registrant's Directors.

         Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     The Company has not yet received financial statments of Dixieland Forest Products, Inc. for December 31, 1996 and is preparing its financial statements for the same date. As soon as such has occurred, the Company will prepare the financial statements required hereunder and attend to the filing thereof.

                        EXHIBITS TO FORM 8-K

             ///////////////////////////////////////////////
             /  IN ACCORDANCE WITH RULE 202 OF REGULATION  /
             /  S-T, THE EXHIBITS INDEXED BELOW ARE BEING  /
             /  FILED IN PAPER PURSUANT TO A CONTINUING    /
             /  HARDSHIP EXEMPTION WITH THE EXCEPTION OF   /
             /  EXHIBITS 7 AND 8 WHICH ARE FILED HEREIN    /
             /  AS CONFIRMING COPIES                       /
             ///////////////////////////////////////////////

1.  Share Purchase Agreement 12/16/96

2.  Promissory Note 12/16/96

3.  Stock Pledge Agreement

4.  Irrevocable Power of Attorney - Transfer of Stock - Dixieland to Pope

5. Irrevocable Power of Attorney - Transfer of Stock - Dixieland to Forestry International, Inc.

6.  Employement Agreement 12/16/96

7 . Butler, Snow, O'Mara, Stevens & Cannada, PLLC (attorney's opinion letter)

8.  Patrick Tobin (attorney's opinion letter) 12/16/96

9.  Lease 12/16/96 Randy Pope and Dixieland Forest Products, Inc.

10. Exhibit 1.04 (B) Sublease

11. Stock Purchase Agreement 12/16/96 Pope - Turp

12. Turp - 12/16/96 Notice of Intent

13. Assumption Agreement - R. Pope $10.00 dated 10/14/96

14. Assumption Agreement - R. Pope $10.00 dated 10/15/96

15. Assumption Agreement - R. Pope $10.00 dated 7/29/96

16. Agreemenst to Defend

17. Escrow Agreement 12/16/96

18. Escrow Agreement 12/18/96 (two page 8's)

19. Durable General Power of Attorney

20. Exhibit 1.04 Excluded Assets

21. Forestry International, Inc. Disclosure Schedule

22. Forestry International, Inc. Form 10K (Draft)

--------------------------------------------------------------------------
                             EXHIBIT 6
                          (Confirming Copy)


           Butler, Snow, O'Mara, Stevens & Cannada, PLLC
                         Attorneys at Law
                            17 Floor
                      Deposit Guaranty Plaza
                         210 E. Capital St.
                  Jackson, Mississippi 39225-2567
                          (601) 948-5711

December 16, 1996

Forestry International, Inc.
3573 E. Sunrise Dr., Suite 225
Tucson, AZ 85718

     Re: Share Purchase Agreement among Forestry International, Inc., Dixieland Forest Products, Inc. and Mr. Randy Pope dated December 16, 1996.

Gentlemen:

     We have acted as counsel to Dixieland Forest Products, Inc., a Mississippi corporation ("DFP") and Mr. Randy Pope ("Pope") in connection with the execution an delivery of the Share Purchase Agreement dated as of December 16, 1996 (the "Agreement") between and among Forestry International, Inc., a Colorado corporation ("FII"), DFP and Pope. All capitalized terms used herin which are not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

     In rendering this opinion we have, with your approval and without independent investigation, assumed the legal capacity of all natural persons, the genuineness of al signatures (other than those of Pope and the officers of DFP) the authenticity of all documents purporting to be originals, the confirmity to original documents of all documents furnished to us as copies, and the authenticity of the originals of such copies.

     In rendering this opinion, we have further assumed, with your approval and without independent investigation, that each of the parties to the Agreement (other than Pope and DFP) has the requisite power and authority to execute, deliver and perform the Agreement and has duly authorized, validly executed and deliverd the Agreement.

     With respect to questions of fact material to the opinions expressed herein, we have, with your consent and without independent investigation, relied upon the accuracy of the representations and warranties of Pope and DFP in the Agreement and upon the certificates of public officials and officers of DFP.

     Based and in reliance upon the foregoing and subject to the qualifications and limitations set forth below, and such other considerations as we deem relevant, we are of the opinion that:

     1. DFP and Dixieland Trucking, Inc. ("DTI") are corporations duly organized, validly existing and in good standing under the laws of the State of Mississippi. Each has the requisite corporate power to conduct its business as now being conducted and to own and operate the property now owned and operated by it.

     2. The Agreement has been duly authorized, executed and delivered by Pope and DFP and is a valid and binding obligation of Pope and DFP and enforeceable against Pope and DFP in accordance with its terms.

     3. Except as herein provided, all corporate proceedings required to be taken by DFP at or before th Closing in connection with the Agreement and the transaction contemplated thereby have been duly taken. This opinion assumes there are only 999 shares of stock of DFP outstanding, all of which are owned by Pope. As indicated in paragraph
2.05 of Dixieland Disclosure Schedule stock certificates were prepared evidencing ownership of stock by Gary Futch and James Hancock. DFP has taken the position that the rights of such individuals in the stock was terminated with their termination of employment and all outstanding stock of the corporation is owned by Pope. We express no opinion as to the validity or correctness of this position and if the stock is owned by either of both of these individuals, then the shareholder and/or board of dirctors' actions taken by consent to authorize the corporate proceedings are deficient for lack of unanimous consent thereto.

     4. The execution and delivery of the Agreement by DFP and the consummation of the transaction provided for in the Agreement will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of DFP or DTI or, to the best of our knowledge, except as disclosed in the Share Purchase Agreement, result in a breach of any contract or any agreement to which Pope, DFP or DTI are a party or by which Pope, DFP or DTI are bound.

     With respect ot statements in our opinions herein expressed as "to the best of our knowledge", such statements are intended to convey that, during our participation in the preparation, negotiation and execution of the Agreement, but without making andy independent investigation, no information has come to the attention of the attorneys of our firm that have had substantial involvement in the preparation and negotiation of such agreements to give any such attorney actual knowledge of any facts contrary to the opinions so expressed.

     The opinions contained herein are subject ot the following limitations and qualifications:

     (a) The validity, binding effect and enforceability of, and the rights and remedies set forth in and the effect of, the Agreement may be limited by and subject to:

     (1) The effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors;

     (2) The effect of general principles of equity, whether applied by a court of law or equity;

     (3) The possible unenforceability of provisions purporting to require arbitration of disputes;

     (4) The possible unenforeceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships, or of employees, the use or disclosure of information, or other activities in restraint of trade.

     (5) The effect of course of dealing, course of performance, or the like, that would modify the terms of any agreement or the respective rights or obligations of the parties under an agreement;

     (6) The possible unenforeceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;

     (7) The possible unenforceability of provisions mermitting modifications of an agreement only in writing;

     (8) The possible unenforceability of provisions that the provisions of an agreement are severable; and

     (9) The possible unenforceability of provisions permitting the excercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

     (b) In addition, we express no opinion as to the specific remedy that any court, other governmental authority, or arbitrator may grant, impose or render (including without limitation, specific performance or other equitable relief, whether sought in a proceeding atlaw or in equity) for noncompliance with the Agreement.

     We express no opinion as to any matters of law other than with respect to laws of the United States and the State of Mississippi in effect on the date hereof, and no opinion is expressed herin as to the laws of any other jurisdiction.

     The pinions expresse herin are specific to the matters and documents referred to herein, and no opinion may be inferred beyond the opinions stated. The opinions expressed herin are as of the date hereof, and we disclaim andy obligation to update or modify such opinions because of any changes in the law or represented facts relevant thereto. This opinion is furnished to you solely for your benefit in connection with the consummation of the closing of the transactions contemplated by the Agreement and mya no be relied upon in any manner, for any other purpose or by any other person or entity, without the prior written consent of this firm.

                             Sincerely,

                             BUTLER, SNOW, O'MARA, STEVENS & CANNADA, PLLC

                             /s/ James S. Overstreet, Jr.
                             James S. Overstreet, Jr.

JSO:bgk
----------------------------------------------------------------------------
                                Exhibit 8
                             (Confirming Copy)

                             PATRICK J. TOBIN
                              Attorney at Law

December 16, 1996

Dixieland Forest Products, Inc.
Mr. Randy Pope
3415 South Frontage Road
Meridian, Mississippi 39301

     RE: Share Purchase Agreement among Forestry International, Inc., Dixieland Forest Products, Inc. and Randy Pope Dated December 16, 1996

Gentlemen:

     The undersigned acts as corporate cousel to Forestry International, Inc., a Colorado corporation ("FII"). The opinion is rendered in connection with that certain Share Purchase Agreement by and between FII, Dixieland Forest Products, Inc., a Mississippi corporation ("DFP") and Randy Pope ("Pope") dated as of December 16, 1996 (the "Agreement"). In rendering this opinion I have reviewed the Agreement to be executed by the parties. I have not represeted FII in connection with either the negotiation or closing of the Agreement and the transaxtions contemplated thereunder. The opinions rendered herin assume the execution of the Agreement in the identical form that I have reviewed.

     In rendering this opinion I have, with your approval and without independent investigation, assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents purporting to be originals, the conformity to original documents of all documents furnished to me as copies, and the authenticity of the originals of such copies. I have further asumed, without independent investigation, that each of the parties to the Agreement other than FII has the requisite power and authority to execute, deliver and perform the Agreements and has duly authorized, validly executed and delivered the Agreement.

     No opinion is expressed berby as to the status of shares to be delivered by FII pursuant to the Agreement as either restricted or freely tradeable shares.

     With respect to questions of fact material to the opinions expressed herein, I have without independent investigation, relied upon the accuracy of the representations and warranties of FII in the Agreement and upon the certificates of public officials and officers of FII.

     Based and in reliance upon the foregoing and subject to the qualifications and limitations set forth below, and such other considerations as I have deemed relevant, I am of the opinion that:

     1. FII is a corporations duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to conduct its business as now being conducted and to own and operate the property now owned and being owned by it.

     2. The Agreement has been duly authorized, executed and delivered by FII and is a valid and binding obligation of FII and enforceable against FII in accordance with its terms.

     3. Except as herein provided, all corporate proceedings required to be taken by FII at or before the Closing in connection with the Agreement and the transacton contemplated thereby have been duly taken.

     4. The execution and delivery of the Agreement by FII and the consummation of the transaction provided for in the Agreement will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of FII or, to the best of my knowledge, except as disclosed in the Share Purchase Agreement, result in a breach of any contract or any agreement to which FII is a party or by which FII is bound.

     With respect to statements made herin expressed as "to the best of my knowledge", such statements are intended to convey that in connection with my review of the Agreement, but without making andy independent investigation, not information has come to my attention to give me actual knowledge of any facts contrary to the opinions so expressed.

     The opinions contained herin are subject to the following limitations and qualifications:

     (a) The validity, binding effect and enforceability of, and the rights and remedies set forth in and the effect of, the Agreement may be limited by and subject to :

     (1) The effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors;

     (2) The effect of general principles of equity, whether applied by a court of law or equity;

     (3) The possible unenforceability of provisions purporting to require arbitration of disputes;

     (4) The possible unenforeceability of provisions prohibiting competition, the solicitation or acceptance of customers, of business relationships, or of employees, the use or disclosure of information, or other activities in restraint of trade;

     (5) The effect of course of dealing, course of performance, or the like, that would modify the terms of any agreement or the respective rights or obligations of the parties under an agreement;

     (6) The possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

     (7) The possible unenforeceability of provisions permitting modifications of an agreement only in writing;

     (8) The possible enenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;

     (b) In addition, I express no opinion as to the specific remedy that any court, other governmental authority, or arbitrator may grant, impose, or render (including without limitation, specific performance or other equitable relief, whether sought in a proceeding at law or in equity) for noncompliance with the Agreement.

     No pinion i hereby expressed as to the matters of law other than with respect to laws of the United States and the State of Colorado in effect on the date hereof, and no opinion is expressed herein as to the laws of any other jurisdiction.

     The opinions expressed herein are specific to the matters and documents referred to herein, and no opinion may be inferred beyond the opinions stated. The opinions expressed herein are as of the date hereof, and I disclaim any obligation to update or modify such opinions because of any changes in the law or represented facts relevant thereto. This opinion is furnished to you solely for your benefit in connection with the consummation of the closing of the transactions contemplated by the Agreement and may not be relied upon in any manner, for any other purpose or by any othe person or entity, without the prior written consent fo the undersigned.

                                        Sincerely,

                                       /s/ Patrick J. Tobin
                                       Patrick J. Tobin
                                       Attorney at Law
PJT

                           ------------------

                                SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FORESTRY INTERNATIONAL, INC.
                                      (Registrants)



                                      By:/s/David L. Shorey
DATED:  January 22, 1996                 -------------------------------
                                         David L. Shorey, Chairman & CEO